________________________________________________________________________________

                               FORT JAMES GUARANTY

                                      among

                             FORT JAMES CORPORATION

                                       and

                          -----------------------------
                                  Owner Trustee

                                       and

                          -----------------------------
                                Indenture Trustee

                                       and

                          -----------------------------
                              Pass Through Trustee
                              and Loan Participant

                                       and

                          -----------------------------
                                Owner Participant

                          -----------------------------

                           Dated as of _________, 1998
                          -----------------------------



________________________________________________________________________________

                                [Leased Property]

________________________________________________________________________________

                               FORT JAMES GUARANTY


                   THIS Guaranty, dated as of ____________, 1998 (together with any amendments or supplements hereto, this "Guaranty"), by and among FORT JAMES CORPORATION, a Virginia corporation (together with any successor permitted by Section 4.1 hereof, the "Guarantor"), and the Owner Trustee, in both its individual capacity and as Owner Trustee, the Indenture Trustee, in both its individual capacity and as Indenture Trustee, the Pass Through Trustee, in both its individual capacity and as Pass Through Trustee and as Loan Participant, and the Owner Participant (defined below) referred to in the Participation Agreement described below (collectively, together with each other Indemnitee and their successors and permitted assigns, the "Beneficiaries" and, individually, a "Beneficiary").

                                   WITNESSETH:

                   WHEREAS, Fort James Operating Company, a Virginia corporation and wholly-owned subsidiary of the Guarantor (together with its successors and permitted assigns, the "Lessee"), is entering into that certain Participation Agreement dated as of ____________, 1998 (the "Participation Agreement"), among the Lessee, the Owner Participant, _____________________, acting not in its individual capacity except as expressly set forth therein, but solely as Owner Trustee, ____________________, acting not in its individual capacity except as expressly provided therein, but solely as Indenture Trustee, and ________________________, acting not in its individual capacity except as expressly provided therein, but solely as Pass Through Trustee and Loan Participant; and

                   WHEREAS, it is a condition precedent to the obligations of the Beneficiaries to consummate the transactions contemplated by the Participation Agreement that the Guarantor execute and deliver this Guaranty,

                   NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the Guarantor does hereby covenant and agree with the Beneficiaries as follows (capitalized terms used herein (including those used in the foregoing preamble and recitals) and not otherwise defined herein having the meanings ascribed to them in Appendix A to the Participation Agreement):

                                    ARTICLE I

                   REPRESENTATIONS AND WARRANTIES OF GUARANTOR

                      Section 1.1. Representations and Warranties of Guarantor. The Guarantor hereby represents and warrants that:

                   (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, has the corporate power and authority to carry on its business as presently conducted, to own or hold under lease its properties, and to enter into and perform its obligations under this Guaranty, and is duly qualified to do business in each jurisdiction in which it has operations or a principal office and where failure so to qualify could reasonably be expected to materially adversely affect the financial condition of the Guarantor and its subsidiaries on a consolidated basis or their business or operations, or the Guarantor's ability to perform any of its obligations under this Guaranty.

                   (b) This Guaranty has been duly authorized, executed and delivered by the Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with the terms hereof, subject to bankruptcy, insolvency (including without limitations all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' or lessors' rights generally and is subject to general principals of equity (whether considered in a proceeding in equity or at law).

                   (c) The execution and delivery by the Guarantor of this Guaranty do not and will not, and the performance by the Guarantor of its obligations hereunder does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor pursuant to, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Guarantor is party or by which it may be bound, or to which any of the property or assets of the Guarantor is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect")), nor will such action result in any violation of the provisions of the charter or by-laws of the Guarantor, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, known to the Guarantor having jurisdiction over the Guarantor or any of its assets, properties or operations which would result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase redemption or repayment of all or a portion of such indebtedness by the Guarantor.

                   (d) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency and no consent of any other Person (including, without limitation, any stockholder or creditor



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                                        3

          of the Guarantor) is necessary or required in connection with the execution, delivery or performance of this Guaranty, except such as have been already obtained, and except for such that would not reasonably be expected to have a Material Adverse Effect or as may be required under the Securities Act, the Trust Indenture Act or state securities laws.

                   (e) Each of the consolidated financial statements of the Guarantor set forth in its Annual Report on Form 10-K for the year ended December 28, 1997 and the consolidated financial statements of the Guarantor set forth in its Quarterly Report on Form 10-Q for each of the three month periods ended March 29, 1998 and June 28, 1998 fairly presents the consolidated financial position of the Guarantor and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and changes in financial position of the Guarantor and its Subsidiaries for each of the periods covered thereby (subject, in the case of any unaudited interim financial statements to changes resulting from normal year-end adjustments) in conformity with GAAP applied on a consistent basis (except as disclosed in the notes thereto). Since June 28, 1998, (i) there has been no Material Adverse Effect, and (ii) there have been no transactions entered into by the Guarantor or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Guarantor and its subsidiaries considered as one enterprise.

                   (f) Except as disclosed in the Guarantor's Annual Report on Form 10-K for the year ended December 28, 1997 or the Guarantor's Quarterly Report on Form 10-Q for the three month periods ended March 29, 1998 and June 28, 1998, there is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Guarantor, threatened in writing against the Guarantor or affecting it or its properties before any Governmental Authority which, individually or in the aggregate (so far as the Guarantor now can reasonably foresee), is reasonably likely materially and adversely to affect the consummation of the transactions under this Guaranty or the ability of the Guarantor to perform its obligations hereunder or its business or financial condition.

                   (g) The Guarantor owns, directly or indirectly, 100% of the equity interest in the Lessee.

                                   ARTICLE II

                             GUARANTY OF OBLIGATIONS

                   Section 2.1. Guaranty of Obligations. (a) The Guarantor hereby guarantees to each of the Beneficiaries, as primary obligor and not as surety, the full and prompt payment by the Lessee, when due, whether at the stated payment date thereof, by acceleration or otherwise, of, and the faithful performance of and compliance with, all payment obligations of the Lessee under the Participation Agreement, the Lease and the other Operative Documents owed to the



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                                        4

Beneficiaries strictly in accordance with the terms thereof, however created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, and whether now or hereafter existing or due or to become due and the full, faithful and timely performance of, and compliance with, all other obligations of the Lessee owed to the Beneficiaries thereunder strictly in accordance with the terms thereof, however created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, and whether now or hereafter existing or due or to become due (such payment and other obligations, the "Obligations"). Such guarantee is an absolute, unconditional, irrevocable, present and continuing guarantee of payment and performance and not of collectability.

                   (b) If for any reason any Obligation to be performed or observed by the Lessee (whether affirmative or negative in character) shall not be observed or performed strictly in accordance with the terms thereof, the Guarantor shall perform or observe or cause to be performed or observed each such Obligation and shall pay the amount of each unpaid Obligation at the place and to the Person or entity entitled thereto pursuant to the relevant Operative Documents, as the case may be, regardless of whether or not any Beneficiary or anyone on behalf of any of them shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Lessee or any other Person or entity to compel any such performance or to collect all or any part of such amount pursuant to the provisions of the relevant Operative Document or at law or in equity, or otherwise, and regardless of any other condition or contingency. Nothing in this Guaranty shall be construed to be a guaranty of payment of the Secured Note.

                   Section 2.2. Nature of Guaranty. The obligations, covenants, agreements and duties of the Guarantor hereunder shall remain in full force and effect until the Obligations are finally, indefeasibly and unconditionally paid and performed in full in accordance with the terms of the Operative Documents and, to the maximum extent permitted by law, shall in no way be affected or impaired by reason of the happening from time to time of any other event, including, without limitation, the following, whether or not any such event shall have occurred without notice to or the consent of the Guarantor:

                   (a) the waiver, compromise, settlement, termination or other release of the performance or observance by the Guarantor or the Lessee of any or all of their respective agreements, covenants, terms or conditions contained in this Guaranty, the Participation Agreement, the Lease and the other Operative Documents;

                   (b) any failure, omission, delay or lack on the part of the Beneficiaries to enforce, assert or exercise any right, power or remedy conferred on the Beneficiaries in the Participation Agreement, the Lease, the other Operative Documents or this Guaranty, or the inability of the Beneficiaries to enforce any provision of the Participation Agreement, the Lease, the other Operative Documents or this Guaranty for any reason, or any other act or omission on the part of the Beneficiaries;



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                                        5

                   (c) the transfer, assignment or mortgaging, or the purported transfer, assignment or mortgaging, of all or any part of the interest of the Lessee in the [Leased Property] or the invalidity, unenforceability or termination of the Participation Agreement, the Lease or any other Operative Document or any defect in the title of the [Leased Property] or any part thereof or any loss of possession, use or operational control of the [Leased Property] or any part thereof by the Lessee or any Sublessee;

                   (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Participation Agreement, the Lease, or any other Operative Document;

                   (e) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the Lessee or any of its assets or any allegation or contest of the validity of this Guaranty, the Participation Agreement, the Lease or any other Operative Document in any such proceeding;

                   (f) the surrender or impairment of any security for the performance or observance of any of the Obligations;

                   (g) any failure of the Guarantor or the Lessee to perform and observe any agreement or covenant, or to discharge any duty or obligation, arising out of or connected with this Guaranty, the Participation Agreement, the Lease or any other Operative Document or the occurrence or pendency of any Lease Default or Lease Event of Default or any proceedings or actions as a result of, or attendant upon, such Lease Default or Lease Event of Default;

                   (h) the failure to give notice to the Guarantor or the Lessee of the occurrence of an event of default under the terms and provisions of the Participation Agreement, the Lease or the other Operative Documents;

                   (i) the disposition by the Guarantor of any or all of its interest in any capital stock of the Lessee or any change, restructuring or termination of the corporate structure, ownership or existence of the Lessee; or

                   (j) any set-off, counterclaim, reduction, or diminution of any Obligation, or any defense of any kind or nature whatsoever (other than performance) which the Guarantor or the Lessee may have or assert against the Beneficiaries.




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                                        6

                   Section 2.3. Waivers by Guarantor. The Guarantor waives notice of the acceptance of and reliance on this Guaranty by the Beneficiaries, and the Guarantor also waives presentment, demand for payment, protest and notice of nonpayment or dishonor and all other notices and demands whatsoever. The Guarantor further waives any right it may have to (a) require the Beneficiaries to proceed against the Lessee, (b) require the Beneficiaries to proceed against or exhaust any security granted by the Lessee or the Owner Trustee or (c) require the Beneficiaries to pursue any other remedy within the power of the Beneficiaries, and the Guarantor agrees that all of its obligations under this Guaranty are independent of the Obligations and that a separate action may be brought against the Guarantor whether or not an action is commenced against the Lessee under the Operative Documents.

                   Section 2.4. Subrogation of Guarantor; Subordination. Notwithstanding any payment or payments made by the Guarantor, the Guarantor shall not be subrogated to any rights of the Beneficiaries against the Lessee until all of the Obligations then due shall have been finally, indefeasibly and unconditionally paid and performed in full. Any claim of the Guarantor against the Lessee arising from payments made by the Guarantor by reason of this Guaranty shall be in all respects subordinated to the final, indefeasible, unconditional, full and complete payment or discharge of all of the Obligations guaranteed hereby, and no payment by the Guarantor shall give rise to any claim of the Guarantor against the Beneficiaries.

                   Section 2.5. Reinstatement. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, or any part thereof, made by or on behalf of the Lessee of any of the Obligations is rescinded or must otherwise be restored or returned by any Beneficiary for any reason whatsoever, whether upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Lessee, or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, either of the Lessee or any substantial part of its property, or otherwise, all as though such payments had not been made.

                   Section 2.6. Place and Manner of Payments. All payments to be made by the Guarantor under this Guaranty to a Beneficiary shall be paid to such Beneficiary at the address provided for in Schedule 2 of the Participation Agreement or, if no address, at the address and to the account specified in the notice demanding payment by the Guarantor; provided, however, that the Guarantor consents to the assignment by the Owner Trust to the Indenture Trustee of the Owner Trust's right, title and interest in, to and under this Guaranty to the extent set forth in the Indenture, and agrees to make all payments (other than Excepted Payments) hereunder directly to the Indenture Trustee until such time as the Indenture Trustee shall give notice to the Guarantor that the Lien of the Indenture has been fully discharged, and thereafter to the Owner Trust. The Guarantor agrees that it will make all payments due hereunder by wire transfer at or before 12 Noon, New York time, on the date due in immediately available funds to the party to which such payment is to be made.




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                                        7

                                   ARTICLE III

                              DEFAULT AND REMEDIES

                   Section 3.1. Enforcement Provisions. The Beneficiaries shall have the right, power and authority to do all things, including instituting or appearing in any suit or proceeding, not inconsistent with the express provisions of the Operative Documents or this Guaranty, which they may deem necessary or advisable to enforce the provisions of this Guaranty and protect the interests of the Beneficiaries. Each and every default in the payment or performance of the Obligations shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

                   Section 3.2. No Remedy Exclusive. No remedy conferred upon or reserved to the Beneficiaries herein or in the Operative Documents is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity.

                   Section 3.3. Right to Proceed Against Guarantor. In the event of a default in any payment or performance of any Obligation owed to a Beneficiary when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise, such Beneficiary may proceed to enforce its rights hereunder and such Beneficiary shall have the right to proceed first and directly against the Guarantor under this Guaranty without proceeding against any other Person or exhausting any other remedies which they may have and without resorting to any collateral security relating thereto. The provisions of Section 6.7 of the Pass Through Trust Agreement and Section 6.07 of the Indenture shall apply to actions proposed to be commenced hereunder against the Guarantor by the Certificateholders or by the Pass Through Trustee in its capacity as Loan Participant.

                   Section 3.4. Guarantor to Pay Costs of Enforcement. The Guarantor agrees to pay all costs, expenses and fees properly incurred, including, without limitation, all reasonable attorneys' fees, which may be incurred by the Beneficiaries in enforcing or attempting to enforce this Guaranty or protecting the rights of the Beneficiaries hereunder following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

                   Section 3.5. No Waiver of Rights. No delay in exercising or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.




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                                        8

                                   ARTICLE IV

                             COVENANTS OF GUARANTOR

                   Section 4.1. Maintenance of Corporate Existence. So long as any of the Obligations remain outstanding or any amounts due and owing by the Lessee with respect thereto remain unpaid, the Guarantor will maintain its corporate existence and will not merge or consolidate with any other corporation nor dissolve or otherwise sell or dispose of all or substantially all of its assets as an entirety, unless the successor or transferee corporation (if other than the Guarantor) shall expressly assume, in a written instrument delivered to the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, the punctual performance and observance of all covenants, conditions and obligations of this Guaranty to be performed by the Guarantor.

                   Section 4.2. Financial Statements. The Guarantor shall provide to the Owner Participant and the Indenture Trustee, within 30 days after the Guarantor is required to file the same with the Securities and Exchange Commission (the "SEC") or any successor agency, a copy of each annual report and any amendment to an annual report, filed by the Guarantor with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (currently Form 10-K), as the same may be amended from time to time, and all financial statement reports, notices, proxy statements or other documents that are sent or made generally available by the Guarantor to holders of its registered equity securities and all regular and periodic reports filed by the Guarantor with the SEC except for reports on SEC Forms 3, 4 or 5 or any comparable reports and provided that the Guarantor shall not be required to provide any report or other document provided for by this Section 4.2 if such document is available through the SEC's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                                    ARTICLE V

                                     GENERAL

                   Section 5.1. Benefitted Parties. This Guaranty is entered into by the Guarantor for the benefit of the Beneficiaries in accordance with the provisions of this Guaranty and the Operative Documents. This Guaranty shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any person other than the Beneficiaries and the Guarantor and their respective permitted successors and assigns. The Guarantor may not assign any of its rights or obligations hereunder except in accordance with Section 4.1 hereof.

                   Section 5.2. Interpretations. The article and section headings of this Guaranty are for reference purposes only and shall not affect its interpretation in any respect.




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                                        9

                   Section 5.3. Entire Agreement; Counterparts; Amendments; Governing Law; Etc. This Guaranty (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; (c) may be modified only by an instrument in writing signed by the duly authorized representatives of the parties hereto; and (d) shall be governed in all respects, including validity, interpretation and effect by, and shall be enforceable in accordance with, the laws of the State of New York. This Guaranty shall terminate when the Obligations have been fully, indefeasibly and unconditionally paid and performed in full.

                   If any provision of this Guaranty shall be held to be invalid by any court of competent jurisdiction, the invalidity of such provisions shall not affect any of the remaining provisions, and any such invalidity in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision thereof that renders any term or provision hereof invalid or unenforceable in any respect.

                   Section 5.4. Further Assurances. The Guarantor will execute and deliver all such instruments and take all such actions as the Beneficiaries may from time to time reasonably request in order fully to effectuate the purposes of this Guaranty.

                   Section 5.5. Notices. All notices and other communications in respect of this Guaranty to the Guarantor or the Beneficiaries shall be given as provided in the applicable provisions of the Participation Agreement.

                   Section 5.6. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or relating to this Guaranty or any transaction contemplated hereby may be instituted in any state or Federal court in the County of New York and State of New York, and the Guarantor to the extent permitted by applicable law waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

                   IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed in its name and behalf and its corporate seal to be affixed hereto and attested by its duly authorized officers, and the Beneficiaries have accepted the same, as of the date first above written.

                           FORT JAMES CORPORATION


                           By:____________________________________________
                              Name:
                              Title:

                           ACCEPTED:


                           ______________________________________________,
                           in its individual capacity and as Owner Trustee


                           By:____________________________________________
                              Name:
                              Title:


                           ______________________________________________,
                           in its individual capacity and as Indenture Trustee


                           By:____________________________________________
                              Name:
                              Title:

                           ______________________________________________,
                           in its individual capacity and as Pass Through Trustee under the Pass Through Trust Agreement and as the Loan Participant


                           By:____________________________________________
                              Name:
                              Title:




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                                       11

                          ________________________________________________,
                          as Owner Participant



                          By:______________________________________________
                             Name:
                             Title: